EXHIBIT 99.1

Contact: Lily Outerbridge

Investor Relations 441-298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES RETIREMENT OF STEVEN H. NEWMAN FROM BOARD OF
DIRECTORS;
DAN R. CARMICHAEL APPOINTED NON-EXECUTIVE CHAIRMAN

HAMILTON, BERMUDA, MARCH 3, 2008 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today that Steven H. Newman will retire from its Board of Directors at the end of his current term. Mr. Newman has served as Chairman of the Board of Platinum since 2002. He will continue to serve as a consultant to Platinum’s U.S. subsidiary until April 23, 2010.

Platinum also announced that the Board of Directors has appointed Dan R. Carmichael as its Non-Executive Chairman effective upon his re-election at the Annual General Meeting of Shareholders on April 23, 2008. Mr. Carmichael has served as the Presiding Independent Director and Chairman of the Governance Committee of Platinum since 2002. He has also served as a member of the Platinum’s Audit Committee since 2002.

Mr. Carmichael said, “I am pleased to serve as Platinum’s Non-Executive Chairman. We have a terrific management team that has produced excellent results, provided their clients quality support and positioned Platinum very well for the future. The Board of Directors is grateful for Steve’s service and dedication during his tenure as Chairman.”

Michael D. Price, President and Chief Executive Officer, commented, “I would like to thank Steve for his significant contributions to Platinum’s success over the last five years and I am pleased we will continue to have access to his advice and counsel.”

Mr. Price added, “I look forward to working with Dan Carmichael as Chairman of the Board. Our Board and management team have worked successfully with Dan since Platinum’s formation and we expect to continue to benefit from his extensive industry experience and leadership in his new role.”

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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